EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael I. Roth, FRANK MERGENTHALER, CHRISTOPHER F. CARROLL and NICHOLAS J. CAMERA, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 31, 2011, for The Interpublic Group of Companies, Inc., S.E.C. File No. 1-6686, and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 24, 2012

/s/ Michael I. Roth	/s/ Reginald K. Brack
Michael I. Roth	Reginald K. Brack

/s/ Jocelyn Carter-Miller	/s/ Jill M. Considine
Jocelyn Carter-Miller	Jill M. Considine

/s/ Richard A. Goldstein	/s/ H. John Greeniaus
Richard A. Goldstein	H. John Greeniaus

/s/ Mary J. Steele Guilfoile	/s/ Dawn Hudson
Mary J. Steele Guilfoile	Dawn Hudson

/s/ William T. Kerr	/s/ David M. Thomas
William T. Kerr	David M. Thomas

/s/ Frank Mergenthaler	/s/ Christopher F. Carroll
Frank Mergenthaler	Christopher F. Carroll

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Certified Resolutions

I, Nicholas J. Camera, Secretary of The Interpublic Group of Companies, Inc. (the "Corporation"), hereby certify that the resolutions attached hereto were duly adopted on February 23rd, 2012 by the Board of Directors of the Corporation and that such resolutions have not been amended or revoked.
WITNESS my hand and the seal of the Corporation this 23rd day of February, 2012.

/s/ Nicholas J. Camera                                               Nicholas J. Camera